UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

FORGE GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 13, 2026

Forge Global Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on November 5, 2025, Forge Global Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, The Charles Schwab Corporation, a Delaware corporation (“Schwab”), and Ember-Falcon Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Schwab (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Schwab. On December 15, 2025, in connection with the Merger, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (as supplemented, the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders (“Special Meeting”) scheduled to be held on January 22, 2026. Additional information about how to attend the Special Meeting is contained in the Definitive Proxy Statement.

Litigation Relating to the Merger

As previously disclosed in the Definitive Proxy Statement, one lawsuit had been filed in connection with the Merger on December 11, 2025 against the Company and current members of the board of directors (the “Board”) of the Company (collectively, the “Defendants”). The action is captioned Christina Jocic v. Forge Global Holdings, Inc. et al., No. 25-cv-15078 (December 11, 2025), filed in the United States District Court for the Northern District of Illinois.

Following the filing of the Definitive Proxy Statement with the SEC, three additional lawsuits were filed in connection with the Merger against the Defendants. The three actions are captioned Ryan Carroll v. Forge Global Holdings, Inc. et al., Index No. 656562/2025 (December 17, 2025), filed in the Supreme Court of the State of New York for the County of New York, Anthony Malone v. Forge Global Holdings, Inc. et al., Index No. 656570/2025 (December 18, 2025), filed in the Supreme Court of the State of New York for the County of New York and David Kendig v. Debra Chrapaty et al., No. C25-03803 (December 29, 2025), filed in the Superior Court of the State of California in and for the County of Contra Costa.

The complaints filed allege, among other things, that certain disclosures in the proxy statement filed by the Company in connection with the Merger were materially incomplete and misleading. The complaints further allege, among other things, violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. §§ 78n(a), 78t(a), SEC Rule 14a-9, 17 C.F.R. 240.14a-9, and California Corporations Code § 25401, negligent misrepresentation and concealment under California and New York State common law, and general negligence under California and New York State common law.

The complaints seek injunctive relief, including enjoining the Company from consummating the Merger unless and until the Defendants disclose the allegedly omitted material information and rescinding the Merger in the event the Company consummates the Merger (or awarding actual and rescissory damages). The complaints also seek, among other relief, damages and an award of attorneys’ and expert fees and expenses.

The Company believes that the claims and allegations in the complaints are without merit and that no further disclosure is required under applicable law. However, to avoid the risk of the claims delaying or adversely affecting the Merger and to minimize the costs, risks, and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Definitive Proxy Statement as described in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints and any assertion that additional disclosure was or is required. As of January 13, 2026, the Company was not aware of the filing of other lawsuits challenging the Merger or the Definitive Proxy Statement; however, additional lawsuits arising out of the Merger or the Definitive Proxy Statement may be filed in the future.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the third paragraph on page 35 of the Definitive Proxy Statement.

On April 8, 2024, the Special Committee formally engaged FT Partners to serve as its financial advisor. The Special Committee selected FT Partners to act as its financial advisor based on FT Partners’ qualifications, expertise, and reputation, and FT Partners’ knowledge of the financial technology industry and business and affairs of Forge. In connection with its decision to engage FT Partners, the Special Committee was aware that FT Partners and its affiliates beneficially owned stock of Forge. The Special Committee was also aware that Steven McLaughlin, Chief Executive Officer and Managing Partner of FT Partners, previously served on the Board from June 30, 2018 to May 26, 2022 and resigned from the Board for personal reasons. After considering these matters in consultation with Morris Nichols, the Special Committee determined that such relationships would not interfere with FT Partners’ ability to provide independent financial advisory services to the Special Committee.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the second paragraph on page 36 of the Definitive Proxy Statement.

On the same day, the Board determined to appoint Brian McDonald to the Special Committee in place of Ms. Vogel. As a result, the Special Committee was comprised of Mr. Hirji (committee chairman), Mr. McDonald and Larry Leibowitz (who had been appointed to the Special Committee in place of Ms. Chrapaty on December 10, 2024). The Board considered Mr. McDonald and Mr. Leibowitz’s respective prior employment relationships with Schwab and their relationships with other potential acquirors of Forge, and determined in consultation with Morris Nichols that each of Mr. McDonald and Mr. Leibowitz qualified as independent and disinterested. The Board considered the additions of Messrs. Leibowitz and McDonald to the Special Committee to be in the best interest of Forge and Forge’s stockholders based on their robust industry experience. Mses. Vogel and Chrapaty did not cease serving on the Special Committee on the account of any conflict of interest. The Special Committee continued to have the powers delegated to it in its original mandate.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language in the first paragraph on page 37 of the Definitive Proxy Statement.

On October 13, 2025, the deadline set out in the process letter, representatives of Schwab delivered a Non-Binding Indicative Proposal (“Schwab’s written indication”) together with comments on the auction draft merger agreement, expressing Schwab’s interest in acquiring all of the outstanding shares of our common stock for $42.50 per share in cash, requesting an exclusivity period, and expressing Schwab’s expectation that the Motive Entities and DB would enter into support agreements, concurrent with transaction announcement, to vote in favor of the transaction contemplated by Schwab’s written indication. Schwab’s written indication did not include any terms or specific offer relating to the participation or employment of Forge’s senior management in the surviving corporation following the consummation of the merger, and was not conditioned on any such participation or employment.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the sixth paragraph on page 38 of the Definitive Proxy Statement.

During the first meeting, representatives of Sullivan & Cromwell reviewed in detail with the Special Committee the comments received from Schwab on the auction draft merger agreement. The Special Committee provided guidance and direction to representatives of Sullivan & Cromwell for negotiating the merger agreement going forward. The Special Committee also discussed Schwab’s request for exclusivity. The Special Committee then invited senior management to leave the meeting, and held an executive session with outside advisors. During this executive session, the Special Committee continued to discuss the sale process.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language in the first paragraph on page 39 of the Definitive Proxy Statement.

On October 23, 2025, Schwab delivered a revised Non-Binding Indicative Proposal (“Schwab’s revised offer”) which provided for an increased purchase price of $45.00 per share in cash, requested an exclusivity period, and re-iterated the expectation that both DB and the Motive Entities would provide support agreements concurrent with transaction announcement. Schwab’s revised offer did not include any terms or specific offer relating to the participation or employment of Forge’s senior management in the surviving corporation following the consummation of the merger, and was not conditioned on any such participation or employment.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language in the fifth paragraph on page 39 of the Definitive Proxy Statement.

On October 26, 2025, representatives of Sullivan & Cromwell provided a revised draft of the merger agreement to representatives of Wachtell Lipton, reflecting the points discussed on October 23, 2025. From this time through the execution of the merger agreement, representatives of Forge, Schwab, Sullivan & Cromwell and Wachtell Lipton negotiated and finalized the terms of the merger agreement. During this period, Schwab did not enter into or discuss any individualized compensation or post-closing employment arrangements with any of our executive officers.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Background of the Merger” is hereby amended and supplemented by adding the following underlined language to the last paragraph on page 39 of the Definitive Proxy Statement ending on page 40 of the Definitive Proxy Statement.

On November 3, 2025, the Special Committee met, together with members of senior management and representatives of FT Partners, Morris Nichols and Sullivan & Cromwell. Representatives of Sullivan & Cromwell provided an update on documentation for a potential transaction with Schwab, noting, among other things, that the merger agreement was substantially final and discussed the short list of open issues, as well as the status of the support agreements from the Motive Entities and DB. The Special Committee provided guidance and direction with respect to the resolution of the remaining open items. The members of senior management, representatives of Sullivan & Cromwell and representatives of FT Partners were then invited to depart the meeting and the Special Committee held an executive session with representatives of Morris Nichols. During this executive session~~. The~~ the Special Committee, in consultation with Morris Nichols, discussed the potential transaction further.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Special Committee’s Financial Advisor — Selected Public Companies Analysis” is hereby amended and supplemented by adding the following underlined language to the second paragraph on page 48 of the Definitive Proxy Statement.

For Forge, based on the results of this analysis, and based on FT Partners’ professional judgement and experience, FT Partners selected:

i. an EV / LTM Q3-2025 Revenue multiple reference range of 3.7x to 6.0x and applied such reference range to the Base Case Projections for LTM Q3-2025 pro-forma net revenue (“PF LTM Q3-2025 Revenue”);
ii. an EV / 2025 Revenue multiple reference range of 3.3x to 5.5x and applied such reference range to the Base Case Projections for FY2025 pro-forma net revenue (“PF 2025 FY0 Revenue”); and
iii. an EV / 2026 Revenue multiple reference range of 2.9x to 4.7x and applied such reference range to the Base Case Projections for FY2026 pro-forma net revenue (“2026 FY1 Revenue”).

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Special Committee’s Financial Advisor — Discounted Cash Flow Analysis” is hereby amended and supplemented by adding the following underlined language and deleting the strikethrough language in the second paragraph on page 50 of the Definitive Proxy Statement.

Discounted Cash Flow Analysis. FT Partners performed a discounted cash flow analysis of Forge for the purpose of determining an implied share price of our common stock. In doing so, FT Partners calculated the estimated net present value of the unlevered free cash flows (see the section entitled “The Merger (Proposal 1)—Certain Unaudited Financial Information”) that Forge had forecasted to generate for the period from December 31, 2025 through December 31, 2030, based on the Base Case Projections and terminal values based on a multiple range of 10.0x to 16.0x applied to Forge’s estimated calendar year 2030 EBITDA less stock-based compensation (“SBC”). The unlevered free cash flows and terminal values were discounted to present value using discount rates ranging from 14.5% to 20.0%, which were based on an estimated weighted average cost of capital analysis (“WACC”) for Forge~~.~~, selected by FT Partners using its professional judgement and experience.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Opinion of Special Committee’s Financial Advisor — Miscellaneous” is hereby amended and supplemented by adding the following underlined language in the third paragraph on page 51 of the Definitive Proxy Statement.

During the two years preceding the date of FT Partners’ opinion, FT Partners and its affiliates have not had any material financial advisory or investment banking relationships with, nor have they received related fees from, Forge, Schwab, or their affiliates, other than FT Partners’ engagement and associated fees in connection with its role as a financial advisor to the Special Committee. In addition, as of the date of FT Partners’ opinion, certain affiliates of FT Partners ~~and its affiliates~~ beneficially ~~own~~ owned 390,639 shares of our common stock purchased in the ordinary course of business. Further, Mr. McLaughlin previously served on the Board from June 30, 2018 to May 26, 2022 and resigned from the Board for personal reasons. As of the date of FT Partners’ opinion, FT Partners and its affiliates ~~do~~ did not hold shares of Schwab common stock. FT Partners and its affiliates may seek to, in the future, provide financial advisory and other financial services to Forge, Schwab, and their affiliates.

The disclosure in the section of the Definitive Proxy Statement entitled “The Merger (Proposal 1)—Certain Unaudited Financial Information” is hereby amended and supplemented by adding the following underlined language as added to the Base Case Projections table on pages 52 of the Definitive Proxy Statement.

Base Case Projections

The following table presents a summary of the Base Case Projections:

	Fiscal Year ending December 31,
($ in millions)	2024	2025E	2026E	2027E	2028E	2029E	2030E
Net Revenue	$78,655	$104,388	$139,107	$175,917	$214,831	$247,805	$276,399
Operating Expenses	$160,856	$161,117	$152,281	$169,690	$188,006	$206,826	$225,355
Adjusted EBITDA(1)	($43,677)	($28,538)	$5,059	$30,102	$53,002	$68,951	$80,921
Unlevered Free Cash Flow(2)		($32,000)	$1,000	$25,000	$47,000	$62,000	$73,000
_________
(1)    “Adjusted EBITDA” means earnings before interest, depreciation and amortization, further adjusted to add back stock-based compensation expense.
(2)    FT Partners calculated unlevered free cash flow from the Base Case Projections. “Unlevered Free Cash Flow”, which was reviewed and approved by Forge’s management for use by FT Partners in connection with its financial analysis and opinion, means after-tax operating income plus depreciation and amortization, plus share-based compensation, less capital expenditures.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between the Company, Schwab and Merger Sub. In connection with the proposed transaction, the Company filed the Definitive Proxy Statement on Schedule 14A with the SEC on December 15, 2025 and commenced mailing to its stockholders the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT SCHWAB, THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain copies of the Definitive Proxy Statement as well as other filings containing information about the Company, Schwab, and the proposed transaction, without charge, at the SEC’s website, http://www.sec.gov.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2025, including under the headings entitled “Proposal 1 - Election of Directors,” “Proposal 2 - Non-Binding Advisory Votes to Approve the Compensation of our Named Executive Officers,” “Proposal 4 - Amendment to the 2022 Plan,” “Board of Directors and Corporate Governance,” “Executive Officers,” “Executive Compensation,” “Certain Relationships and Related Party Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Equity Compensation Plan Information,” in the Form 3 and Form 4 statements of beneficial ownership and statements of changes of beneficial ownership filed with the SEC by the Company’s directors and executive officers, under the heading entitled “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Company’s Current Report on Form 8-K filed with the SEC on July 2, 2025, July 22, 2025, September 24, 2025 and December 29, 2025, and the sections captioned “The Merger (Proposal 1) – Interests of Forge’s Directors and Executive Officers in the Merger” and “Security Ownership of Certain Beneficial Owners and Management,” in the Definitive Proxy Statement. Investors and security holders may obtain copies of these documents, without charge, at the SEC’s website, http://www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Information set forth herein, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between the Company, Schwab and Merger Sub, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results or developments may differ materially from those projected or implied in these estimates and statements. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the Company’s stockholders may not approve the transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks related to potential litigation brought in connection with the proposed transaction; risks related to financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed Merger; effects of the announcement, pendency or completion of the proposed Merger on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on the Company’s operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the parties to the proposed Merger or the proposed Merger.

Discussions of additional risks and uncertainties are contained in the Company’s filings with the SEC. The Company is under no obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

January 13, 2026		/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer